   As filed with the Securities and Exchange Commission on December 31, 1997

                                                            Registration No 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        Under the Securities Act of 1933

                            AFP IMAGING CORPORATION
             (Exact Name of Registrant as Specified in its Charter)


New York                                                13-5670050
(State or other jurisdiction of                         (I.R.S. Employer
Incorporation or Organization)                          Identification Number)

250 Clearbrook Road, Elmsford, New York                      10523
(Address of principal executive offices)                     (Zip Code)


                        1992 EMPLOYEE STOCK OPTION PLAN
                             1995 STOCK OPTION PLAN
                                      AND
                            CONSULTANT'S OPTION PLAN
                            (Full Title of the Plan)

                             David Vozick, Chairman
                            AFP IMAGING CORPORATION
                               250 Clearbrook Road
                            Elmsford, New York 10523
                                 (914) 592-6100

           (Name, address, including zip code, and telephone number, including area code, of agent for service)

A copy of all communications, including communications sent to the agent for service should be sent to:

                               Jack Becker, Esq.
                            Snow Becker Krauss P.C.
                                605 Third Avenue
                           New York, N.Y. 10158-0125
                                 (212) 687-3860

                         -----------------------------


                        CALCULATION OF REGISTRATION FEE

Title of Each Class        Amount         Proposed Maximum      Proposed Maximum
 of Securities to          to be              Offering              Aggregate           Amount of
  be Registered          Registered       Price Per Share        Offering Price      Registration Fee
Stock Options             400,000(1)              --                 --                    (2)

Common Stock,
par value
$.01 per share            400,000(3)(4)         $ .75(5)          $300,000               $90.91


Title of Each Class        Amount         Proposed Maximum        Proposed Maximum
 of Securities to          to be              Offering               Aggregate          Amount of
  be Registered          Registered       Price Per Share          Offering Price    Registration Fee
Stock Options            1,100,000(6)               --                      --             (2)

Common Stock,
par value
$.10 per share           1,100,000(7)(8)       $ 2.03(5)            $2,233,000           $676.67

Stock Options              150,000(9)               --                      --             (2)

Common Stock,
par value
$.01 per share             150,000(10)         $ 2.37                 $355,500           $107.73

Total  ............................................................................      $875.31

(1) Represents options granted or to be granted pursuant to the 1992 Employee Stock Option Plan (the "1992 Plan") of AFP Imaging Corporation (the "Registrant"). Each option entitles the holder thereof to purchase one share of the common stock, .01 par value (the "Common Stock"), of the Registrant.

(2)  No registration fee is required pursuant to Rule 457(h)(2).

(3) The amount being registered represents 79,380 shares of Common Stock issued to employees of the Registrant as a result of the exercise of options granted under the 1992 Plan (of which 59,880 were exercised by affiliates of the Company, as defined in Rule 405 under the Securities Act of 1933, as amended) and 320,620 shares of Common Stock purchasable upon exercise of options previously granted or which may become available for regrant pursuant to the 1992 Plan.


(4) Pursuant to Rule 416, includes an indeterminate number of shares of Common Stock which may become issuable pursuant to the anti-dilution provisions of the 1992 Plan.

(5) Calculated solely for the purpose of determining the registration fee pursuant to Rule 457(h)(1) based upon the average exercise price.

(6) Represents options granted or to be granted pursuant to the 1995 Stock Option Plan (the "1995 Plan") of the Registrant. Each option entitles the holder thereof to purchase one share of the Common Stock of the Registrant.

(7) The amount being registered represents 20,000 shares of Common Stock issued to employees of the Registrant as a result of the exercise of options granted under the 1995 Plan (of which none were exercised by Affiliates of the Company) and 1,080,000 shares of Common Stock purchasable upon exercise of options previously granted, available for grant and/or which may become available for regrant pursuant to the 1995 Plan.

(8) Pursuant to Rule 416, includes an indeterminate number of shares of Common Stock which may become issuable pursuant to the antidilution provisions of the 1995 Plan.

(9) Represents options granted to a certain Director of the Registrant, in his capacity as a consultant of the Registrant and not as a Director, outside of the 1992 Plan and the 1995 Plan for services to be performed to the Registrant (the "Consultant's Options").

(10) Represents shares purchasable upon exercise of the Consultant's Options.

                                      NOTE

     This Registration Statement includes a form of prospectus to be used by certain persons who may be deemed to be affiliates of the Registrant in connection with the resale of shares of Common Stock received by such persons pursuant to the exercise of options granted under the Registrant's 1992 Plan, under the Registrant's 1995 Plan and under the Stock Option Agreement dated September 19, 1997 between the Registrant and Robert L. Rosen, which shares are subject to this Registration Statement.

PROSPECTUS

                            AFP IMAGING CORPORATION

                                1,650,000 SHARES

     This Prospectus has been prepared by AFP Imaging Corporation, a New York corporation (the "Company"), for use upon resale of shares of the Company's common stock, par value $.01 per share (the "Common Stock"), by certain officers and directors of the Company who may be considered "affiliates" (as defined in Rule 405 under the Securities Act of 1933, as amended (the "Securities Act")) of the Company (collectively, the "Selling Shareholders") who have acquired or may acquire Common Stock upon exercise of options ("Options") granted or which may become available for regrant under the AFP Imaging Corporation 1992 Employee Stock Option Plan (the "1992 Plan"), granted or to be granted or which may become available for regrant under the AFP Imaging Corporation 1995 Stock Option Plan (the "1995 Plan"), or granted pursuant to the Stock Option Agreement dated September 19, 1997 between the Company and Robert L. Rosen (the "Consultant's Option Plan") to purchase an aggregate of 1,650,000 shares of Common Stock (the "Shares"). The maximum number of Shares which may be offered or sold hereunder is subject to adjustment in the event of stock splits or dividends, recapitalizations and other similar changes affecting the Common Stock. The Common Stock is listed on the NASDAQ Sma11Cap Market, and it is anticipated that the Selling Shareholders will offer shares of Common Stock for resale at prevailing prices on the Nasdaq SmallCap Market (or other market, if the Common Stock is then trading thereon) on the date of sale. See "Plan of Distribution." The Company will receive none of the proceeds from the sale of the Common Stock offered hereby, but it will receive the exercise price upon exercise of Options.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
    EXCHANGE COMMISSION; NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR
      ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

     No person is authorized to give any information or to make any representations other than those contained in this Prospectus in connection with any offer to sell or sale of the securities to which this Prospectus relates, and if given or made, such information or representations must not be relied upon as having been authorized. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, imply that there has been no change in the facts herein set forth since the date hereof. This Prospectus does not constitute an offer to sell to or a solicitation of any offer to buy from any person in any state in which any such offer or solicitation would be unlawful.

                The date of this Prospectus is December 31, 1997.

                              AVAILABLE INFORMATION

     The Company is subject to the information requirements of the Securities

Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices located at Seven World Trade Center, New York, New York 10048, and at Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material may be obtained, at prescribed rates, by writing to the Commission, Public Reference Section, 450 Fifth Street, N.W. Washington, D.C. 20549. The Commission maintains a web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically. The Common Stock is listed on the Nasdaq SmallCap Market. Copies of reports, proxy statements and other information concerning the Company may also be inspected at the office of Nasdaq SmallCap Market, 1735 K Street, N.W., Washington, D.C. 20006.

     A registration statement on Form S-8 with respect to the Shares (the "Registration Statement") has been filed with the Commission under the Securities Act. This Prospectus constitutes the Prospectus of the Company that is filed as part of such Registration Statement with respect to the sale of the Shares by the Selling Shareholders. As permitted by the rules and regulations of the Commission, this Prospectus omits certain information contained in the Registration Statement and reference is hereby made to the Registration Statement for further information with respect to the Company and the Common Stock.

                      DOCUMENTS INCORPORATED BY REFERENCE

     The Company hereby incorporates by reference the documents listed below:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1997 ("Form 10-K");

     (b) The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997 ("Form 10-Q").

     All documents subsequently filed by the Company after the date of this Prospectus pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a previously filed document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement herein modifies or supersedes such statement; and any statement contained herein shall be deemed to be modified or superseded to the extent that a statement in any document subsequently filed, which is incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon written or oral request of such person, a copy of any or all of the information that has been incorporated by reference in this Prospectus (not including exhibits to such information, unless such exhibits are specifically incorporated by reference into the information which this Prospectus incorporates). Written requests for copies of such information should be directed to the Company at 250 Clearbrook Road, Elmsford, New York 10523, Attention: Secretary. Telephone requests may be directed to the Secretary at (914) 592-6100.

                                  THE COMPANY

     The Company's principal products and services are as follows:

Medical, Dental and Industrial X-Ray Processors & Accessories

     The Company manufactures and distributes a line of free-standing and table top medical, dental and industrial x-ray film processors. Various models of these machines are capable of processing or developing up to 400 films per hour. The exposed film is inserted into equipment and returned to the operator developed, fixed, washed and dried. The equipment can be located either in a dark room site or adapted to a daylight self-loading system. These units are used for diagnostic x-ray imaging and industrial, non-destructive testing applications. The Company's products are distributed worldwide through an unaffiliated dealer network.

Digital Dental Imaging Systems

     The Company manufactures and distributes a filmless digital dental radiography system, based on electronic imaging technology. Such technology creates dental images on a computer screen that operates in a Windows based software environment. Currently, these products are being sold in Europe, Latin America and Asia. The Company will introduce these products into North American markets in fiscal 1998.

Diagnostic Imagers and Viewers

     The Company manufactures a line of digital and analog multiformat compact cameras to permanently record and document the images produced during diagnostic examinations from several different applications. The cameras can produce anywhere from one to six images on films that can be processed and developed in Company manufactured film processors. The Company has the distribution rights to a line of European monitors specifically designed for the high resolution needs of the medical display market.

X-Ray Systems

     The Company has the distribution rights to a European dental x-ray machine for the North American market. The x-ray film exposed by each of these units is then developed in the Company's processors. This x-ray product is also compatible with the Company's digital x-ray unit.


Graphic Arts Processors

     The Company manufactures and distributes various sized graphic arts processors which develop different photosensitive materials such as rapid access film and papers. These processors are intended for use with photo typesetting, graphics and other pre-printing press applications. Newspapers, publishers and commercial printers are primarily customers for these products.

     The executive offices of the Company are located at 250 Clearbrook Road, Elmsford, New York 10523, and the Company's telephone number is (914) 592-6100.

                                USE OF PROCEEDS

     The Company will not receive any of the proceeds from the sale of the Shares. However, the Company expects to use the proceeds from the exercise of the Options for working capital and other general corporate purposes.

                              SELLING SHAREHOLDERS

     The shares of Common Stock to which this Prospectus relates are being registered for reoffers and resales by the Selling Shareholders who have acquired or may acquire such shares pursuant to the exercise of Options. The Selling Shareholders named below may resell all, a portion or none of such shares from time to time.

     The table below sets forth with respect to each Selling Shareholder, based upon information available to the Company as of December 30, 1997, the number of shares of Common Stock beneficially owned before and after the sale of the shares offered hereby; the number of shares to be sold; and the percent of the outstanding shares of Common Stock owned before and after the sale of the Common Stock offered hereby.


Name of             Number of            Number of            Number of                 Percentage of Shares of Common
Beneficial          Shares of Common     Shares to be         Shares Owned                    Stock Owned
Owner               Stock Owned          Sold                 After Offering
                                                                                        Before Offering    After Offering
                                                                                        (1)(2)            (1)(2)

David Vozick         1,861,963(3)(5)        300,000              1,561,963                   19.2%             16.1%
(Chairman,
Secretary and
Treasurer)

Donald Rabinovitch   1,693,863(4)(5)        300,000              1,393,863                   17.5%             14.4%
(President and

Director)

Robert L. Rosen        646,895(6)           150,000                496,895                    6.7%              5.1%
(Director)

Robert Blatt             703,963               0                   703,963                    7.3%              7.3%
(Director)

Jack Becker             41,022(7)             9,000                 32,022                      *                *
(Director)

Elise Nissen            50,000(8)            50,000                   0                         1%               -
(Chief Financial
Officer)

Shamus Carrall          35,000(9)            35,000                   0                         *                -
(Chief Operating
Officer)

* Represents less than 1% of the shares of Cornrnon Stock Outstanding

(1) Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all Common Stock beneficially owned by them. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date hereof upon the exercise of options. Each beneficial owner's percentage ownership is determined by assuming that options are held by such person (but not those held by any other person) and which are exercisable within 60 days from the date hereof have been exercised.

(2)  Based on 9,767,950 shares of Common Stock outstanding as of December 30,
     1997.

(3)  Include shares held in trust for Mr. Vozick's three children.

(4)  Includes 231,000 shares owned by Mr. Rabinovitch's three children.

(5) In the case of both Messrs. Vozick and Rabinovitch, the amount includes 275,060 stock options issued to each of them of which all are currently exercisable and 24,940 stock options previously exercised by each. It also includes 150,000 shares of Common Stock owned of record by Mr. Vozick's family foundation and 140,000 shares of Common Stock owned of record by Mr. Rabinovitch's family foundation. Messrs. Vozick and Rabinovitch disclaim beneficial ownership with respect to the shares owned by their respective family foundations.

(6) Includes stock options to acquire 150,000 shares of the Company, all of which are currently exercisable. Such options were issued in consideration for consulting services to be provided at a future date.

(7) Includes 9,000 stock options issued which are currently exercisable and 25,000 shares held by Snow Becker Krauss P.C., counsel to the Company, of which Mr. Becker is a principal.

(8) Includes 10,000 shares of Common Stock received upon the exercise of stock options previously exercised and 40,000 stock options which are all currently exercisable.

(9) Consists of 35,000 stock options which are all currently exercisable.

                              PLAN OF DISTRIBUTION

     The Shares may be sold or transferred for value by the Selling Shareholders, or by pledgees, donees, transferees or other successors in interest to the Selling Shareholders, in one or more transactions on the NASDAQ SmallCap Market (or any successor stock exchange), in negotiated transactions or in a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at prices otherwise negotiated. The Selling Shareholders may effect such transactions by selling the Shares to or through brokers-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of the Securities for whom such broker-dealers may act as agent (which compensation may be less than or in excess of customary commissions). The Selling Shareholders and any broker-dealers that participate in the distribution of the Shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and any profit on the resale of the Shares sold by them may be deemed to be underwriting discounts and commissions under the Securities Act. All selling and other expenses incurred by individual Selling Shareholders will be borne by such Selling Shareholders.

     Upon the Company's being notified by a Selling Shareholder that any material arrangement has been entered into with a broker or dealer for the sale of Shares through a secondary distribution, or a purchase by a broker or dealer, a supplemented Prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (a) the name of each of such Selling Shareholder and the participating broker-dealers, (b) the number of Shares involved, (c) the price at which such Shares are being sold, (d) the commissions paid or the discounts or concessions allowed to such broker-dealers, (e) where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in the Prospectus, as supplemented, and (f) other facts material to the transaction.

     In addition to any such number of Shares sold hereunder, a Selling Shareholder may, at the same time, sell any shares of Common Stock, including the Shares, owned by him in compliance with all of the requirements of Rule 144 under the Securities Act, regardless of whether such shares are covered by this Prospectus.


     There is no assurance that any of the Selling Shareholders will sell any or all of the Shares offered hereby.

     The Company will pay all expenses in connection with this offering, other than commissions and discounts of underwriters, dealers or agents.

                                  LEGAL MATTERS

     The validity of the shares of Common Stock offered hereby has been passed upon for the Company by Snow Becker Krauss P.C., 605 Third Avenue, New York, New York 10158. Snow Becker Krauss P.C. owns 25,000 shares of Common Stock (the "SBK Shares"). In addition, Jack Becker, a member of Snow Becker Krauss P.C. and a director of the Company, beneficially owns, directly and indirectly, an aggregate of 41,022 shares of Common Stock, which amount includes the SBK Shares.

                                    EXPERTS

     The audited financial statements and schedules incorporated by reference in this Prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference herein by reliance upon the authority of said firm as experts in giving said reports.

     COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, offficers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchamge Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents By Reference.

     The following documents filed with the Securities and Exchange Commission (the "Commission") by AFP Imaging Corporation, a New York corporation (the "Registrant"), pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this registration statement.

     (1) The Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1997.

     (2) The Registrant's Quarterly Report on Form 10-Q for the quarter ended

September 30, 1997.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

     Not applicable.

Item 5. Interests of Named Experts and Counsel

     Snow Becker Krauss P.C., counsel to the Registrant, owns 25,000 shares of Common Stock (the "SBK Shares"). In addition, Jack Becker, a member of Snow Becker Krauss P.C. and a Director of the Registrant, owns, directly or indirectly, an aggregate of 41,022 shares of Common Stock, which amount includes the SBK Shares.

Item 6. Indemnification of Directors and Officers.

     Under the New York Business Corporation Law (the "NYBCL"), a corporation may indemnify any person made, or threatened to be made, a party to any action or proceeding, except for shareholder derivative suits, by reason of the fact that he or she was a director or officer of the corporation, provided such director or officer acted in good faith for a purpose which he or she reasonably believed to be in the best interests of the corporation and, in criminal proceedings, had no reasonable cause to believe his or her conduct was unlawful. Indemnification may be provided against judgments, fines, amounts paid in settlement and reasonable expenses, including attorney's fees actually and necessarily incurred as a result of such action, proceeding or appeal therefrom. New York law also provides that expenses incurred in defending a civil or criminal action may be paid by the corporation in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that such person was not entitled to such indemnification.

     In the case of shareholder derivative suits, the corporation may indemnify any person by reason of the fact that he or she was a director or officer of the corporation if he or she acted in good faith for a purpose which he or she reasonably believed to be in the best interest of the corporation, except that no indemnification may be made in respect of (i) a threatened action, or a pending action which is settled or otherwise disposed of, or (ii) any claim, issue or matter as to which such person has been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

     The indemnification and advancement of the expenses described above under the NYBCL is not exclusive of other indemnification rights to which a director or officer may be entitled, whether contained in the certificate of incorporation or by-laws or when authorized by (i) such certificate of incorporation or by-laws, (ii) a resolution of shareholders, (iii) a resolution of directors, or (iv) an agreement providing for such indemnification, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.

     Any person who has been successful on the merits or otherwise in the defense of a civil or criminal action or proceeding will be entitled to indemnification. Except as provided in the preceding sentence, unless ordered by a court pursuant to the NYBCL, any indemnification under the NYBCL pursuant to the above paragraphs may be made only if authorized in the specific case and after a finding that the director or officer met the requisite standard of conduct (i) by the disinterested directors if a quorum is available or (ii) in the event a quorum of disinterested directors is not available, if so directed by either (A) the board upon the written opinion of independent legal counsel or
(B) by the shareholders.

     INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES
ACT MAY BE PERMITTED TO DIRECTORS, OFFICERS AND CONTROLLING PERSONS OF THE REGISTRANT PURSUANT TO THE FOREGOING PROVISIONS, OR OTHERWISE, THE REGISTRANT HAS BEEN ADVISED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE SECURITIES ACT AND IS, THEREFORE, UNENFORCEABLE.

Item 7. Exemption From Registration Claimed.

     Not applicable.

Item 8. Exhibits.

Exhibit No.              Description of Exhibit
-----------              ----------------------

4.1                1992 Employee Stock Option Plan.

4.2                1995 Stock Option Plan.


4.3 Stock Option Agreement between the Registrant and Robert L. Rosen.

5.1                Opinion of Snow Becker Krauss P.C.

23.1               Consent of Snow Becker Krauss P.C. (included in
                   Exhibit 5.1 hereto).

23.2               Consent of Arthur Andersen LLP.

Item 9. Undertakings.

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by Section 10 (a) (3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) To remove from registration by means of a post-effective amendment any securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13 (a) or Section 15 (d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15 (d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the Registrant pursuant to any arrangement, provision or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange

Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     In accordance with the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Elmsford, State of New York, on this 31st day of December 1997.



                                       AFP IMAGING CORPORATION

                                       By: /s/ David Vozick
                                           ----------------------------------
                                           David Vozick
                                           Chairman of the Board of Directors



                               POWERS OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David Vozick and Jack Becker and each of them as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons, in the capacities indicated, on December 31, 1997:


/s/ David Vozick                                 /s/ Jack Becker
--------------------------------------           ---------------------------
David Vozick, Chairman of the Board of           Jack Becker, Director
Directors, Secretary and Treasurer


/s/ Donald Rabinovitch                           /s/ Robert Blatt
--------------------------------------           ---------------------------
Donald Rabinovitch,                              Robert Blatt, Director
President and Director
(Principal Executive Officer)


/s/ Elise Nissen
--------------------------------------
Elise Nissen,
Chief Financial Officer
(Principal Financial and
Accounting Officer)

                                  EXHIBIT INDEX
                                  -------------

Exhibit No.             Description of Exhibit                     Page Number
-----------             ----------------------                     -----------

4.1               1992 Employee Stock Option Plan.

4.2               1995 Stock Option Plan.

4.3 Stock Option Agreement between the Registrant and Robert L. Rosen.

5.1               Opinion of Snow Becker Krauss P.C.

23.1 Consent of Snow Becker Krauss P.C. (included in Exhibit 5.1 hereto).

23.2              Consent of Arthur Andersen LLP.